Exhibit 10.1 AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT This Amendment to Amended and Restated Employment Agreement (this “Amendment”), is made as of November 21, 2025, by and between NEUROCRINE BIOSCIENCES, INC., 6027 Edgewood Bend Court, San Diego, California 92130 (hereinafter the “Company”), and Eiry W. Roberts, M.D. (hereinafter “Employee”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below). RECITALS WHEREAS, the Company and Employee are parties to that certain Amended and Restated Employment Agreement dated as of May 30, 2025 and effective as of June 2, 2025 (the “Agreement”), concerning the employment of Employee as Strategic Advisor; and WHEREAS, the parties desire to amend certain provisions of the Agreement, as more fully set forth herein. NOW, THEREFORE, the Company and Employee, in consideration of the mutual promises set forth herein, agree as follows: 1. Amendments. The Agreement shall be amended as follows, in accordance with the terms and conditions of Section 7.6 thereof: a. Each reference in the Agreement to “Strategic Advisor to the CEO” is hereby deleted and replaced with “Strategic Advisor”. b. Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following: “1.1 Effective Date and Employment Agreement Term. This Agreement shall govern the terms of Employee’s continued full-time employment with the Company on and after the Effective Date until December 31, 2026, unless terminated earlier by either the Company or Employee pursuant to the terms set forth in Article 6 (the “Employment Agreement Term”). This Agreement amends and restates the Executive Employment Agreement as of the Effective Date. Employee shall continue to serve the Company in the position of Chief Medical Officer until the Effective Date pursuant to the terms of the Executive Employment Agreement. As of the Effective Date, the terms of this Agreement shall govern Employee’s continued at-will employment with the Company in the position of Strategic Advisor during the Employment Agreement Term. If this Agreement expires and terminates according to its stated term on December 31, 2026 without earlier termination, and if the Company and Employee mutually elect to continue the employment relationship, the Employee shall thereafter continue to be employed on an at-will basis and such employment shall not be governed by, or subject to, the terms of this

Agreement, which shall cease to have further force or effect. Either Employee or the Company may terminate the employment relationship and this Agreement at any time, with or without Cause (as defined herein) and with or without advance notice, subject to the provisions of Article 6.” c. Section 3.1 of the Agreement is hereby deleted in its entirety and replaced with the following: “ 3.1 Base Salary. From the Effective Date through December 31, 2025, Employee shall receive a base salary at an annual rate of $731,400, payable semi-monthly in equal installments in accordance with the Company’s normal payroll practices. After January 1, 2026, Employee’s base salary shall be established by the Compensation Committee (as defined below) in its sole discretion, after considering the recommendation of the CEO.” d. Section 3.2 of the Agreement is hereby deleted in its entirety and replaced with the following: “ 3.2 Incentive Bonus. In addition to any other bonus Employee shall be awarded by the Compensation Committee of the Board (hereinafter the “Compensation Committee”), Employee shall be eligible to receive an annual cash incentive bonus for each of calendar years 2025 and 2026 as determined by the Compensation Committee, after considering the recommendation of the CEO, based upon the achievement by the Company of annual corporate goals established by the Board and/or the Compensation Committee pursuant to the Company’s annual incentive bonus program and, if applicable, Employee’s individual performance achievements. Employee’s annual incentive bonus at target is 60% of Employee’s base pay earned for each of calendar years 2025 and 2026. The Compensation Committee shall, in its sole discretion, determine whether the annual corporate goals have been attained and whether to adjust the amount of Employee’s incentive bonus above or below the corporate goal achievement level, based on Employee’s individual performance, after considering the recommendation of the CEO. Any annual incentive bonus shall be considered earned only if Employee is employed by the Company through the end of the applicable calendar year and subject to the Compensation Committee’s approval of the final bonus amount for the applicable calendar year, if any, to be paid to Employee. This determination will generally be made within the first quarter following the end of the Company’s fiscal year. Except as may be provided as a Severance Benefit in Section 6.2 below, no pro-rata bonus will be considered earned if Employee’s employment with the Company ceases for any reason prior to the end of the applicable calendar year during which the Employee was eligible for such bonus. Any annual incentive bonus that is earned shall be paid in a lump sum cash payment as soon as reasonably practicable, but no later than the fifteenth day of the third month following the end of the Company’s fiscal year in which such bonus was earned.”

e. The first sentence of Section 6.1 of the Agreement is hereby deleted in its entirety and replaced with the following: “Unless earlier terminated as set forth below, this Agreement shall expire and terminate automatically, without notice or further action by the Company or Employee, on December 31, 2026.” f. The last sentence of Section 6.3(d) of the Agreement is hereby deleted in its entirety and replaced with the following: “Notwithstanding any provision to the contrary in this Agreement, if this Agreement expires and terminates according to its stated term on December 31, 2026 without earlier termination, the Employee shall not be entitled to any Severance Benefits.” 2. Amendment and Ratification. Except as specifically amended hereby, all terms, conditions, covenants, representations, and warranties contained in the Agreement shall remain in full force and effect and shall be binding upon the parties. 3. Governing Law. The validity, interpretation, construction and performance of this Amendment and the rights of the parties thereunder shall be interpreted and enforced under California law without reference to principles of conflicts of laws. 4. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument. {Signature Page to Follow}

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Agreement as of the date set forth above. EMPLOYEE NEUROCRINE BIOSCIENCES, INC. By: /s/ Eiry Roberts By: /s/ Kyle Gano Eiry Roberts, M.D. Kyle Gano, Ph.D., CEO